Exhibit 99.1

EXECUTION

ACCO FINANCE I, INC.

to be merged with and into

ACCO BRANDS CORPORATION

$350,000,000 7 5/8% Senior Subordinated Notes due 2015

Purchase Agreement

August 2, 2005

Citigroup Global Markets Inc.

Goldman, Sachs & Co.

ABN AMRO Incorporated

Harris	Nesbitt Corp.
NatCity	Investments, Inc.
Piper	Jaffray & Co.

As Initial Purchasers

c/o	Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

- and -

c/o	Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

As Representatives of the Initial Purchasers

Ladies and Gentlemen:

ACCO Finance I, Inc., a corporation organized under the laws of Delaware (the “ACCO Finance”), proposes to issue and sell to the several parties named in Schedule I hereto (the “Initial Purchasers”), for whom the applicable addressees listed above (the “Representatives”) are acting as representatives, $350,000,000 aggregate principal amount of 7 5/8% Senior Subordinated Notes due 2015 (the “Notes”). The Notes are to be issued under an indenture (the “Indenture”), to be dated as of the Closing Date, between ACCO Finance and Wachovia Bank, National Association, as trustee (the “Trustee”).

On the Closing Date (as defined herein), ACCO Finance will enter into an escrow agreement (the “Escrow Agreement”) with the Trustee, ACCO World Corporation, a Delaware corporation (to be renamed ACCO Brands Corporation, “ACCO”) and Citibank, N.A., Agency & Trust, as securities intermediary and escrow agent (the “Escrow Agent”), pursuant to which ACCO Finance will deposit with the Escrow Agent the proceeds of the offering of the Notes, together with an additional amount, which will be made available to it by ACCO, in cash (collectively, with any other property from time to time held by the Escrow Agent, the “Escrowed Property”) sufficient to redeem the Notes at a redemption price (the “Special Mandatory Redemption Price”) equal to 100% of the original issue amount of the Notes, plus accrued and unpaid interest on the Notes through September 4, 2005 or such earlier date as ACCO shall advise the Trustee that it has determined not to complete the Spin-off or Merger (each as defined below) (such date being the “Special Mandatory Redemption Date”). Upon the satisfaction of certain conditions as set forth in the Escrow Agreement, including the merger of ACCO Finance with and into ACCO, with ACCO being the surviving entity (the “Escrow Merger”), the Escrowed Property will be released to ACCO in conjunction with the Merger.

Upon the completion of the Escrow Merger, ACCO will assume the obligations of ACCO Finance under the Notes and the Indenture, and General Binding Corporation, a Delaware corporation (“GBC”), and each of the other persons listed on Schedule II hereto (collectively, including GBC, the “Guarantors”), will guarantee the Notes on an unsecured senior subordinated basis (the “Guarantees”) (collectively, the “ACCO Assumption”). The ACCO Assumption, if consummated, will be consummated pursuant to a supplemental indenture in the form attached as Exhibit A to the Escrow Agreement (the “Supplemental Indenture”) and a joinder agreement in the form to be attached as Exhibit A to the Registration Rights Agreement (the “Joinder”). The date of the consummation of the ACCO Assumption is referred to herein as the “Assumption Date”. “ACCO Guarantors” will refer to those Guarantors that are subsidiaries of ACCO on the date hereof. “GBC Guarantors” will refer to GBC and those Guarantors that are subsidiaries of GBC on the date hereof. Prior to the ACCO Assumption the term the “Company” and the “Issuer” shall refer to ACCO Finance as the issuer of the Notes and after the ACCO Assumption the term the “Company” shall refer to ACCO, as successor to ACCO Finance and issuer of the Notes, and the term the “Issuers” shall refer to ACCO and the Guarantors.

If the ACCO Assumption does not occur on or prior to the Special Mandatory Redemption Date, ACCO Finance will be required pursuant to the terms of the indenture, to redeem the Notes at the Special Mandatory Redemption Price on the Special Mandatory Redemption Date.

The Initial Purchasers and the direct and indirect transferees of the Securities will be entitled to the benefits of a Registration Rights Agreement (the “Registration Rights Agreement”) to be dated as of the Closing Date (as defined below), among ACCO Finance (and, after the ACCO Assumption, the Issuers) and the Initial Purchasers, pursuant to which ACCO Finance (and, after the ACCO Assumption, the Issuers) will agree to register a new series of notes (the “Exchange Notes”) and related guarantees (the “Exchange Guarantees” and together with the Exchange Notes, the “Exchange Securities”) under the Act subject to the terms and conditions therein specified.

The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Act in reliance upon exemptions from the registration requirements of the Act.

In connection with the sale of the Securities, ACCO Finance has prepared a preliminary offering memorandum, dated July 25, 2005 (as amended or supplemented at the date thereof, the “Preliminary Memorandum”), and a final offering memorandum, dated August 2, 2005 (as amended or supplemented at the Execution Time, the “Final Memorandum”). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning ACCO Finance, ACCO, the Guarantors and the Securities. ACCO Finance hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers.

The Securities are being offered and sold by ACCO Finance in connection with the spin-off (the “Spin-off”) of ACCO from Fortune Brands Inc. pursuant to the Distribution Agreement dated March 15, 2005, as it may be amended (together with all other material agreements related to the Spin-off, the “Spin-off Documents”) and the merger of a wholly-owned subsidiary of ACCO with and into GBC (collectively, the “Merger”) pursuant to that certain agreement and plan of merger, as it may be amended (together with all other material agreements related to the Merger, the “Merger Documents”) by and among Fortune Brands, Inc., ACCO, Gemini Acquisition Sub, Inc. and GBC. In connection with the Spin-off and Merger, ACCO will be renamed “ACCO Brands Corporation” and on the Assumption Date ACCO will enter into new senior secured credit facilities providing for borrowings thereunder of up to $750,000,000 (the “Credit Agreement” and, together with all other agreements related to such facilities, the “Credit Documents”) with Citigroup Global Markets Inc. and ABN AMRO Incorporated as joint lead arrangers and joint book running managers and the other agents and the lenders party thereto. The issuance of the Securities, the Spin-off, the Merger, the execution of the Credit Agreement and the transactions related thereto are collectively referred to herein as the “Transactions” and this Agreement, the Escrow Agreement, the Registration Rights Agreement (including any joinders thereto), the Indenture, the Supplemental Indenture, the Spin-off Documents, the Merger Documents and the Credit Agreement Documents are collectively referred to herein as the “Transaction Documents”.

1. Representations and Warranties. The Issuer represents and warrants to each Initial Purchaser as set forth below in this Section 1.

(a) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Execution Time and on the Closing Date the Final Memorandum did not and will not (and any amendment or supplement thereto, at the date thereof and at the Closing Date will not) contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuer makes no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Issuer by or on behalf of the Initial Purchasers through the Representatives specifically for inclusion therein.

(b) Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 4 and the Initial Purchasers’ compliance with the agreements set forth therein, none of the Issuer nor any of its Affiliates, or any person acting on behalf of the Issuer or such Affiliates, and, to the knowledge of the Issuer, none of the GBC nor any of its Affiliates, or any person acting on behalf of GBC or such Affiliates (other than the Initial Purchasers or anyone acting on their behalf, as to which the Issuer makes no representation) has, directly or indirectly, made offers or sales of any security, or solicited offers to buy, any security, under circumstances that would require the registration of the Securities under the Act.

(c) Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 4 and the Initial Purchasers’ compliance with the agreements set forth therein, none of the Issuer nor any of its Affiliates, or, to the Issuer’s knowledge, neither any person acting on behalf of the Issuer or such Affiliates nor any of GBC or any of its Affiliates, or any person acting on behalf of GBC or such Affiliates (other than the Initial Purchasers or anyone acting on their behalf, as to which the Issuer makes no representation) has: (i) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States in connection with any offer or sale of the Securities or (ii) engaged in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities; and each of the Issuer and its Affiliates and each person acting on its or their behalf (other than the Initial Purchasers or anyone acting on their behalf, as to which the Issuer makes no representation) has complied with the offering restrictions requirement of Regulation S.

(d) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

(e) Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 4 and the Initial Purchasers’ compliance with the agreements set forth therein no registration under the Act of the Securities is required for the offer and sale of the Securities to or by the Initial Purchasers in the manner contemplated herein and in the Final Memorandum.

(f) None of ACCO Finance, ACCO or the Guarantors is, or, after giving effect to the offering and sale of the Securities, the application of the proceeds thereof as described in the Final Memorandum and the ACCO Assumption, will be, an “investment company” as defined in the Investment Company Act.

(g) Each of ACCO Finance and ACCO are subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

(h) None of ACCO Finance, ACCO or any of their respective Affiliates or, to the Company’s knowledge GBC or their respective Affiliates has paid or agreed to pay to any person any compensation for soliciting another to purchase the Securities (except as contemplated in this Agreement).

(i) Except as disclosed under Plan of Distribution in the Final Memorandum, none of ACCO Finance, ACCO or any of their respective Affiliates or, to the Company’s knowledge GBC or their respective Affiliates has taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of any Issuer to facilitate the sale or resale of the Securities.

(j) Each of ACCO Finance, ACCO and its subsidiaries and, to the Company’s knowledge, GBC and its subsidiaries (x) has been duly incorporated or formed, as the case may be, and is validly existing as a corporation or limited liability company in good standing (to the extent such concept is applicable) under the laws of the jurisdiction in which it is incorporated or formed and (y) has the corporate power or limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Memorandum, and is duly qualified to do business as a foreign corporation or limited liability company and is in good standing (to the extent such concept is applicable) under the laws of each jurisdiction that requires such qualification, except, in the case of clause (y), where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of ACCO, GBC and their subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(k) All the outstanding shares of capital stock of each subsidiary of ACCO and, to the Company’s knowledge, GBC have been duly authorized, validly issued, fully paid and, to the extent applicable, nonassessable, and, except as otherwise set forth in the Final Memorandum and except for directors’ qualifying shares and other de minimis amounts of shares required to be issued to third parties pursuant to local law requirements, immediately after the ACCO Assumption, all outstanding shares of capital stock of the subsidiaries of ACCO and, to the Company’s knowledge, GBC will be owned by ACCO or GBC, as applicable, either directly or through wholly owned subsidiaries free and clear of any perfected security interest, claim, lien or encumbrance, other than security interests, claims, liens, or encumbrances under or permitted by the Credit Documents.

(l) The statements in the Final Memorandum under the headings “Certain Material U.S. Federal Tax Consequences”, “Description of Notes”, “Exchange Offer; Registration Rights” and “Description of Other Indebtedness” fairly summarize in all material respects the matters therein described.

(m) This Agreement has been duly authorized, executed and delivered by ACCO Finance.

(n) The Indenture has been duly authorized by ACCO Finance and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by ACCO Finance, will constitute a valid and binding instrument enforceable against ACCO Finance in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, preference or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity (the “Enforceability Exceptions”)).

(o) The Notes have been duly authorized by ACCO Finance and when duly executed by ACCO Finance and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to, and paid for, by the Initial Purchasers in accordance with the terms of this Agreement, will constitute the valid and binding obligations of ACCO Finance entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to the Enforceability Exceptions).

(p) The Escrow Agreement has been duly authorized by each of ACCO Finance and ACCO and, when executed and delivered by ACCO Finance and ACCO and duly authorized, executed and delivered by the Escrow Agent and the Trustee, will constitute a valid and binding instrument enforceable against ACCO Finance and ACCO in accordance with its terms (subject, as to the enforcement of remedies, to the Enforceability Exceptions).

(q) The Registration Rights Agreement has been duly authorized by ACCO Finance and, when executed and delivered by ACCO Finance and duly authorized, executed and delivered by the Initial Purchasers, will constitute a valid, binding instrument enforceable against ACCO Finance in accordance with its terms (subject, as to the enforcement of remedies, to the Enforceability Exceptions and except as rights to indemnification and contribution may be limited under applicable law), provided that no representation is made with respect to Section 8 thereof. The Joinder has been authorized by ACCO and each of the ACCO Guarantors and, when the Joinder is executed and delivered by ACCO and the ACCO Guarantors and duly authorized, executed and delivered by the Initial Purchasers and the GBC Guarantors, the Joinder and the Registration Rights Agreement will constitute valid and biding instruments enforceable against ACCO and the Guarantors in accordance with their terms (subject, as to the enforcement of remedies, to the Enforceability Exceptions and except as rights to indemnification and contribution may be limited under applicable law), provided that no representation is made with respect to Section 8 of the Registration Rights Agreement.

(r) Prior to the ACCO Assumption, the Joinder will have been duly authorized by each of the GBC Guarantors.

(s) The Supplemental Indenture has been duly authorized by ACCO Finance, ACCO and each of the ACCO Guarantors and, when duly executed and delivered by ACCO Finance, ACCO and each of the ACCO Guarantor and after due authorization, execution and delivery of the Supplemental Indenture by the Trustee and each of the GBC Guarantors, (i) the Indenture (as supplemented by the Supplemental Indenture) will constitute a valid and binding obligation of ACCO and each of the Guarantors, enforceable against ACCO and each of the Guarantors in accordance with its terms (subject, as to the enforcement of remedies, to the Enforceability Exceptions), (ii) the Notes will constitute valid and binding obligations of ACCO, entitled to the benefits of the Indenture and enforceable against ACCO in accordance with their terms (subject, as to the enforcement of remedies, to the Enforceability Exceptions and (iii) the Guarantee of each Guarantor will constitute a valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms (subject, as to the enforcement of remedies, to the Enforceability Exceptions).

(t) Prior to the ACCO Assumption, the Supplemental Indenture will have been duly authorized by each of the GBC Guarantors.

(u) Each of ACCO Finance and ACCO acknowledges that until all of conditions set forth in the Escrow Agreement have been satisfied and the Escrowed Property has been released to ACCO in accordance with the terms thereof, neither ACCO Finance nor ACCO shall have any claim to, interest in or rights against any of the Escrowed Property, and, until such release, the Escrowed Property shall constitute security for the Notes and shall be held for the benefit of the holders of the Notes.

(v) The Guarantee to be issued by each ACCO Guarantor has been duly authorized by such ACCO Guarantors.

(w) Prior to the ACCO Assumption, the Guarantee to be issued by each GBC Guarantor will have been duly authorized by such GBC Guarantor.

(x) The Exchange Notes have been duly authorized by ACCO Finance and ACCO and, when executed and authenticated in accordance with the provisions of the Indenture and issued and delivered to the holders of the Notes in exchange therefor as contemplated by the Registration Rights Agreement and the Indenture, will have been duly executed and delivered by the Company and will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture (subject as, to the enforcement of remedies, to the Enforceability Exceptions).

(y) The Exchange Guarantee to be issued by each ACCO Guarantor has been duly authorized by such ACCO Guarantor and, upon the execution, authentication and delivery of the Exchange Notes in accordance with the provisions of the Indenture, the Exchange Guarantee of each ACCO Guarantor will constitute a valid and binding obligation of such ACCO Guarantor, enforceable against such ACCO Guarantor in accordance with its terms (subject as, to the enforcement of remedies, to the Enforceability Exceptions).

(z) Prior to the ACCO Assumption, the Exchange Guarantee to be issued by each GBC Guarantor will have been duly authorized by such GBC Guarantor and, upon the execution, authentication and delivery of the Exchange Notes in accordance with the provisions of the Indenture, the Exchange Guarantee of each GBC Guarantor will constitute a valid and binding obligation of such GBC Guarantor, enforceable against such GBC Guarantor in accordance with its terms (subject as, to the enforcement of remedies, to the Enforceability Exceptions).

(aa) Subject to the accuracy of the Initial Purchasers’ representations and warranties and compliance by the Initial Purchasers with their agreements in Section 4 of this Agreement, no consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, in the Indenture (including the Supplemental Indenture), in the Escrow Agreement or in the Registration Rights Agreement (including the Joinder), except (i) such as may be required under the blue sky laws of any jurisdiction in which the Securities are offered and sold by the Initial Purchasers and, in the case of the Registration Rights Agreement, such as will be obtained under the Act and the Trust Indenture Act and (ii) in connection with the Transactions which have already been received.

(bb) None of the execution and delivery of the Indenture (including the Supplemental Indenture), the Spin-off Documents, the Merger Documents, the Credit Documents, this Agreement, the Escrow Agreement or the Registration Rights Agreement (including the Joinder), the issuance and sale of the Securities, or the consummation of any other of the transactions herein or therein contemplated, or the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance (except as created by the Credit Documents) upon any property or assets of the Issuers or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Issuers or any of their subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Issuers or any of their subsidiaries is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Issuers or any of their subsidiaries or any of its or their properties except, in the case of clauses (ii) and (iii) above, for such conflicts, breaches, violations or impositions that would not reasonably be expected to (1) have a Material Adverse Effect and (2) have a material adverse effect on the performance of this Agreements, the Indenture (including the Supplemental Indenture), the Spin-off Documents, the Merger Documents, the Credit Documents, the Escrow Agreement or the Registration Rights Agreement (including the Joinder) or the consummation of any of the transactions contemplated hereby or thereby.

(cc) The consolidated historical financial statements and schedules of ACCO and its consolidated subsidiaries and of GBC and its consolidated subsidiaries included in the Final Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of ACCO as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of Regulation S-X and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the selected financial data set forth under the caption “Selected Historical Financial Information” in the Final Memorandum present fairly in all material respects, on the basis stated in the Final Memorandum, the information included therein; and, except as otherwise noted in the Final Memorandum, the pro forma financial statements included in the Final Memorandum include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Final Memorandum, the pro forma financial statements included in the Final Memorandum comply as to form with the applicable accounting requirements of Regulation S-X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

(dd) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving ACCO Finance, ACCO or any of their subsidiaries or its or their property or, to the knowledge of the Company, GBC or any of its subsidiaries or its or their property is pending or, to the knowledge of ACCO Finance or ACCO threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement, the Indenture (including the Supplemental Indenture), the Spin-off

Documents, the Merger Documents, the Credit Documents, the Escrow Agreement or the Registration Rights Agreement, or the consummation of any of the transactions contemplated hereby or thereby or (ii) could reasonably be expected to a Material Adverse Effect, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

(ee) Each of ACCO and its subsidiaries and, to the Company’s knowledge, GBC and its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted, with such exceptions as would not have a Material Adverse Effect.

(ff) Neither of ACCO Finance nor ACCO is, and on the Assumption Date none of ACCO’s subsidiaries immediately prior to the Merger will be, and, to the Company’s knowledge, on the Assumption Date, neither GBC nor any of GBC’s subsidiaries will be, in violation of or default under (i) any provision of its charter or bylaws; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to them, of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over them or any of their properties, as applicable, except, in the case of clauses (ii) and (iii) above, for such conflicts, breaches, violations or impositions that would not reasonably be expected to have a Material Adverse Effect.

(gg) PricewaterhouseCoopers LLP, who have certified certain financial statements of GBC and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Final Memorandum, are, to the Company’s knowledge, independent public accountants with respect to GBC within the meaning of the Act.

(hh) PricewaterhouseCoopers LLP, who have certified certain financial statements of ACCO and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Final Memorandum, are independent public accountants with respect to ACCO within the meaning of the Act.

(ii) There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Issuers of the Securities.

(jj) ACCO and its subsidiaries and, to the Company’s knowledge, GBC and its subsidiaries have filed, or caused to be filed, all non-U.S., U.S. federal, state and local tax returns that they are required to have filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect and except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto)) and have paid, or caused to be paid, all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect and except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

(kk) Except as would not have a Material Adverse Effect, (i) there are no strikes, lockouts or work stoppages involving employees of ACCO or any of its subsidiaries or, to the knowledge of the Company, GBC or any of its subsidiaries pending, or to the knowledge of the Company, threatened and (ii) to the knowledge of the Company, there are no existing or imminent strikes, lockouts or work stoppages involving employees of any of ACCO’s or GBC’s or ACCO’s or GBC’s subsidiaries’ principal suppliers, contractors or customers relating to the business conducted by ACCO or its subsidiaries or GBC or its subsidiaries, as applicable.

(ll) ACCO and each of its subsidiaries and, to the knowledge of the Company, GBC and each of its subsidiaries are insured, by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged.

(mm) As of the ACCO Assumption, no subsidiary of ACCO or, to the knowledge of the Company, GBC is, prohibited, directly or indirectly, from paying any dividends to ACCO or GBC, as applicable, from making any other distribution on such subsidiary’s capital stock, from repaying to ACCO or GBC, as applicable, from making any loans or advances to such subsidiary from ACCO or GBC, as applicable, or from transferring any of such subsidiary’s property or assets to ACCO, GBC or any other subsidiary of ACCO or GBC, as applicable, except as described in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

(nn) ACCO and its subsidiaries and, to the knowledge of the Company, GBC and its subsidiaries possess, and on the Assumption Date will posses, all licenses, certificates, permits and other authorizations issued by the appropriate U.S. federal, state or non-U.S. regulatory authorities necessary to conduct their respective businesses as currently conducted, except where the failure to have or to have obtained such licenses, certificates, permits or authorizations would not have a Material Adverse Effect, and neither ACCO, GBC nor any of their subsidiaries have received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

(oo) ACCO and each of its subsidiaries and, to the knowledge of the Company, GBC and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(pp) ACCO and its subsidiaries and, to the knowledge of the Company, GBC and its subsidiaries are, and on the Assumption Date will be, (i) in compliance with any and all applicable non-U.S., U.S. federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto). Except as disclosed in the Final Memorandum and except for those matters in which the liability of ACCO and GBC and their respective subsidiaries has been fully resolved, neither ACCO nor any of its subsidiaries, and, to the Company’s knowledge, neither GBC nor any of its subsidiaries, has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(qq) In the ordinary course of its business, ACCO periodically reviews the effect of Environmental Laws on the business, operations and properties of ACCO and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); on the basis of such review, ACCO has reasonably concluded that such associated costs and liabilities are not reasonably likely to, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

(rr) The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) which has been established or maintained by ACCO and/or one or more of its subsidiaries, and the trust forming part of each such plan which is intended to be qualified under Section 401 of the Code has received a determination letter from the Internal Revenue Service stating that is so qualified; each of ACCO and its subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; each pension plan and welfare plan established or maintained by the Company and/or one or more of its subsidiaries is in compliance in all material respects with the currently applicable provisions of ERISA; and neither ACCO nor any of its subsidiaries has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA (other than for premiums due to the Pension Benefit Guaranty Corporation).

(ss) The subsidiaries listed on Annex A attached hereto are the only “significant subsidiaries” of ACCO (as defined in Rule l-02 of Regulation S-X under the Act) as of the date of this Agreement.

(tt) None of ACCO Finance, ACCO or any of the Guarantors has taken any action or omitted to take any action (such as issuing any press release relating to any Securities without an appropriate legend) which may result in the loss by any of the Initial Purchasers of the ability to rely on any stabilization safe harbor provided by the Financial Services Authority under the Financial Services and Markets Act 2000, including the revisions to Part VI thereof (the “FSMA”). ACCO Finance, ACCO and the Guarantors have been informed of the guidance relating to stabilization provided by the Financial Services Authority, in particular in Section MAR 2 Annex 2G of the Financial Services Handbook.

(uu) None of (i) ACCO or any of its subsidiaries or (ii) to the knowledge of the Company, GBC or any of its subsidiaries or any director, officer, agent, employee or Affiliate of ACCO or GBC or any of their subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and ACCO and its subsidiaries and, to the knowledge of the Company, GBC and its subsidiaries and ACCO’s and GBC’s Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(vv) The operations of ACCO Finance, ACCO and its subsidiaries and, to the knowledge of the Company, GBC and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ww) There is and has been no failure on the part of ACCO Finance or any of ACCO Finance’s or ACCO’s directors or officers, or, to the Company’s knowledge, GBC or GBC’s directors and officers, in their capacities as such, to comply with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xx) None of (i) ACCO or any of its subsidiaries or (ii) to the knowledge of the Company, GBC or any of its subsidiaries or any director, officer, agent, employee or Affiliate of ACCO or GBC or any of their subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person that the Company is aware is currently subject to any U.S. sanctions administered by OFAC.

Any certificate signed by any officer of ACCO Finance and delivered to the Representatives or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by ACCO Finance, as to matters covered thereby, to each Initial Purchaser.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company, agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97.75% of the principal amount thereof, plus accrued interest, if any, from August 2, 2005 to the Closing Date, the principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule I hereto.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 A.M., New York City time on August 5, 2005, or at such time on such later date not more than three (3) Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Notes shall be made to the Representatives for the respective accounts of the several Initial Purchasers. Delivery of the Notes shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

4. Offering by Initial Purchasers. (a) Each Initial Purchaser acknowledges that the Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act.

(b) Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company that:

(i) it has not offered or sold, and will not offer or sell, any Securities within the United States or to, or for the account or benefit of, U.S. persons (x) as part of their distribution at any time or (y) otherwise until 40 days after the later of the commencement of the offering and the date of closing of the offering except:

(A) to those it reasonably believes to be “qualified institutional buyers” (as defined in Rule 144A under the Act) or

(B) in accordance with Rule 903 of Regulation S;

(ii) neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States;

(iii) in connection with each sale pursuant to Section 4(b)(i)(A), it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A;

(iv) neither it, nor any of its Affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities;

(v) it has not entered and will not enter into any contractual arrangement with any distributor (within the meaning of Regulation S) with respect to the distribution of the Securities, except with its Affiliates or with the prior written consent of the Company;

(vi) it and its Affiliates have complied and will comply with the offering restrictions requirement of Regulation S;

(vii) at or prior to the confirmation of sale of Securities (other than a sale of Securities pursuant to Section 4(b)(i)(A) of this Agreement), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period (within the meaning of Regulation S) a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the date of closing of the offering, except in either case in accordance with Regulation S or Rule 144A under the Act. Terms used in this paragraph have the meanings given to them by Regulation S.”

(viii) it has not offered or sold and, prior to the date six months after the date of issuance of the Securities, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

(ix) it has complied and will comply with all applicable provisions of the FSMA) with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom;

(x) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Securities, in circumstances in which section 21(1) of the FSMA does not apply to the Issuer;

(xi) the offer in The Netherlands of the notes included in this offering is exclusively limited to persons who trade or invest in securities in the conduct of a profession or business (which include banks, stockbrokers, insurance companies, pension funds, other institutional investors and finance companies and treasury departments of large enterprises)

(xii) in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each initial purchaser has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes to the public that Relevant Member State prior to the publication of prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets, or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

(xiii) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and it has not offered or sold and will not offer or sell any Securities other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Securities would otherwise constitute a contravention of section 19 of the FSMA by the Issuer; and

(xiv) such Initial Purchaser is an “accredited investor” (as defined in Rule 501(a) of Regulation D).

5. Agreements. The Issuer agrees with each Initial Purchaser that:

(a) ACCO Finance and, following the ACCO Assumption, ACCO and the Guarantors will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in paragraph (c) below, as many copies of the Final Memorandum and any amendments and supplements thereto as they may reasonably request.

(b) Prior to the completion of the distribution of the Securities by the Initial Purchasers, neither ACCO Finance nor ACCO will amend or supplement the Final Memorandum without the written consent of the Representatives, which consent shall not be unreasonably withheld or delayed.

(c) If at any time prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by the Representatives), any event occurs as a result of which the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Memorandum to comply with applicable law, the Company will promptly (i) notify the Representatives of any such event; (ii) subject to the requirements of paragraph (b) of this Section 5, prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented or amended Final Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as the Representatives may reasonably request.

(d) The Company will use commercially reasonable efforts to arrange, if necessary, for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall any of the Issuers be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject. The Company will promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(e) ACCO will not, and will not permit any of its controlled Affiliates to, resell any Securities that have been acquired by any of them.

(f) None of ACCO Finance, ACCO and the Guarantors nor any of their respective Affiliates, or any person acting on its or their behalf (other than the Initial Purchasers and their Affiliates, as to which ACCO Finance and ACCO make no agreement) will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Act.

(g) None of ACCO Finance, ACCO nor any of their respective Affiliates, or any person acting on its or their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States and none of ACCO Finance, ACCO and the Guarantors nor any of their respective Affiliates, or any person acting on its or their behalf will engage in any directed selling efforts with respect to the Securities, and each of them will comply with the offering restrictions requirement of Regulation S; provided that neither ACCO Finance nor ACCO makes any such agreement with respect to the Initial Purchasers, their respective Affiliates or anyone acting on behalf of the Initial Purchasers or any such Affiliate. Terms used in this paragraph have the meanings given to them by Regulation S.

(h) So long as any of the Securities are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, ACCO Finance, ACCO and the Guarantors will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

(i) ACCO Finance and ACCO will cooperate with the Representatives and use reasonable best efforts to permit the Notes to be eligible for clearance and settlement through The Depository Trust Company.

(j) Neither ACCO Finance, ACCO and the Guarantors will for a period of 180 days following the Execution Time, without the prior written consent of Citigroup, offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by any Issuer or any Affiliate of any Issuer or any person in privity with such Issuer or any Affiliate of such Issuer), directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by any Issuer (other than the Securities), except for the Exchange Securities and as otherwise contemplated by the Offering Memorandum.

(k) Neither ACCO Finance, ACCO nor any Guarantor will take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of any of ACCO Finance, ACCO or a Guarantor to facilitate the sale or resale of the Securities.

(l) ACCO agrees to pay the costs and expenses relating to the following matters: (i) the preparation of the Indenture, the Supplemental Indenture, and the Registration Rights Agreement, the issuance of the Securities and the fees of the Trustee; (ii) the preparation, printing or reproduction of the Preliminary Memorandum and the Final Memorandum and each amendment or supplement to either of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Preliminary Memorandum and the Final Memorandum, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities; (v) any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (vi) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vii) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states and any other jurisdictions specified pursuant to Section 5(d) (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification); (viii) admitting the Notes for trading in the PORTAL Market and the approval of the Notes for book-entry transfer by DTC; (ix) the transportation and other expenses incurred by or on behalf of representatives of the Issuer in connection with presentations to prospective purchasers of the Securities; (x) the fees and expenses of the Issuer’s accountants and the fees and expenses of counsel (including local and special counsel) for the Issuer; and (xi) all other costs and expenses incident to the performance by the Issuer of their obligations hereunder. It is understood that, subject to the provisions of this Section 5(l) and Section 7 and Section 8, the Initial Purchasers will pay all of their costs and expenses including, without limitation, the fees and disbursements of their counsel, costs and expenses incurred by the Initial Purchasers in connection with presentations to prospective purchasers of the Securities.

(m) ACCO Finance, ACCO and the Guarantors will, for a period of twelve months following the Execution Time, furnish to the Representatives (i) all reports or other communications (financial or other) generally made available to stockholders, and deliver such reports and communications to the Representatives as soon as they are available, unless such documents are furnished to or filed with the Commission or any securities exchange on which any class of securities of any Issuer are listed and generally made available to the public and (ii) such additional information concerning the business and financial condition of any of ACCO Finance, ACCO or the Guarantors as the Representatives may from time to time reasonably request (such statements to be on a consolidated basis to the extent the accounts of any of ACCO Finance, ACCO or the Guarantors and its subsidiaries are consolidated in reports furnished to stockholders).

(n) ACCO Finance, ACCO and the Guarantors will comply in all material respects with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act, and use commercially reasonable efforts to cause ACCO Finance’s and ACCO’s and the Guarantors’ directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act.

(o) ACCO Finance, ACCO and the Guarantors will not take any action or omit to take any action (such as issuing any press release relating to any Securities without an appropriate legend) which may result in the loss by any of the Initial Purchases of the ability to rely on any stabilization safe harbor provided by the Financial Services Authority under the FSMA.

(p) ACCO Finance and ACCO shall, and shall cause their Affiliates to, not seek the release of the Escrowed Property from the Escrow Account (as defined in the Escrow Agreement) in order to consummate the Spin-off and Merger unless such release is in compliance with the terms of the Indenture and the Escrow Agreement.

(q) On the Closing Date, ACCO Finance will deposit with the Escrow Agent the net proceeds from the offering of the Notes, together with an additional amount, which will be made available to it by ACCO, in cash sufficient to redeem the Notes at a redemption price equal to 100% of the original issue amount of the Notes, plus accrued and unpaid interest on the Notes through the Special Mandatory Redemption Date.

(r) ACCO will use the proceeds of the Escrowed Property released to it on the Assumption Date as described in the “Use of Proceeds” section of the Final Memorandum.

6. Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties of the Issuer contained herein at the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) ACCO Finance shall have requested and caused to be furnished to the Representatives the opinions, dated the Closing Date and addressed to the Representatives, of Skadden, Arps, Slate, Meagher & Flom LLP, substantially in the form attached hereto as Exhibit A.

(b) The Representatives shall have received from Cahill Gordon & Reindel LLP, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Rights Agreement, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(c) The Company shall have furnished to the Representatives a certificate of the Company, signed by (x) the Chairman of the Board, the Chief Executive Officer or the President of the Company and (y) the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Final Memorandum, any amendment or supplement to the Final Memorandum and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

(ii) since the date of the most recent financial statements included in the Final Memorandum (exclusive of any amendment or supplement thereto), there has been no material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise), earnings, business or properties of ACCO, GBC and their subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

(d) At the Execution Time and at the Closing Date, ACCO Finance and ACCO shall have requested and caused PricewaterhouseCoopers LLP to furnish to the Representatives letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(e) At the Execution Time and at the Closing Date, GBC shall have requested and caused PricewaterhouseCoopers LLP to furnish to the Representatives letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Final Memorandum (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (d) of this Section 6; or (ii) any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise), earnings, business or properties of ACCO, GBC and their subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

(g) The Notes shall have been designated as PORTAL-eligible securities in accordance with the rules and regulations of the NASD and the Notes shall be eligible for clearance and settlement through The Depository Trust Company.

(h) Subsequent to the Execution Time, there shall not have been any decrease in the rating of securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(i) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(j) ACCO Finance and ACCO shall have executed and delivered the Escrow Agreement and the Initial Purchasers shall have received copies thereof.

(k) On the Closing Date, the Registration Rights Agreement shall have been executed and delivered by the Company.

(l) On the Closing Date, the Indenture shall have been executed and delivered by the Company and Trustee.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to ACCO Finance in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 will be delivered at the office of counsel for the Initial Purchasers, at 80 Pine Street, New York, New York 10005 on the Closing Date.

7. Reimbursement of Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of ACCO Finance to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, ACCO Finance will reimburse the Initial Purchasers severally through Citigroup on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution. (a) ACCO Finance agrees to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees, Affiliates and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum or in any amendment or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that ACCO Finance will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum, the Final Memorandum or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchaser through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

(b) Each Initial Purchaser severally, and not jointly, agrees to indemnify and hold harmless each of the Company, each of its respective directors, each of its officers, and each person who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from each of the Company to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser through the Representatives specifically for inclusion in the Preliminary Memorandum, the Final Memorandum or in any amendment or supplement thereto. This indemnity agreement will be in addition to any liability that any Initial Purchaser may otherwise have. The Company acknowledges that (i) the statements set forth in the last paragraph of the cover page regarding the delivery of the Notes and (ii) the third and tenth paragraph and the fifth and sixth sentences of the ninth paragraph under the heading “Plan of Distribution” in the Preliminary Memorandum and the Final Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum, the Final Memorandum or in any amendment or supplement thereto.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties (which consent shall not unreasonably be withheld), settle, compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not contain any admission of fault.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason the Company and the Initial Purchasers severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively “Losses”) to which the Company and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Initial Purchasers on the other from the offering of the Securities; provided, however, that in no case shall any Initial Purchaser be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Initial Purchasers severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Company, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Initial Purchasers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee, Affiliate and agent of an Initial Purchaser shall have the same rights to

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contribution as such Initial Purchaser, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each officer and director of such shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five (5) Business Days, as the Representatives shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Issuers or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in GBC’s common stock shall have been suspended by the Commission or The Nasdaq Stock Market, Inc. or trading in securities generally on the New York Stock Exchange or The Nasdaq Stock Market, Inc. shall have been suspended or limited or minimum prices shall have been established on either of such exchanges; (ii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or of their respective officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Company or any of the indemnified persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof and of this Section 11 shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup General Counsel (fax no.: (212) 816-7912) and confirmed to Citigroup at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel and to the Registration Department (fax no.: (212) 902-3000) and confirmed to Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department; or, if sent to the Company, will be mailed, delivered or telefaxed to the attention of ACCO’s Chief Financial Officer (fax no.: (847) 484-4495 and confirmed to the Company, c/o ACCO World Corporation, 300 Tower Parkway, Lincolnshire, Illinois 60069, attention of the Legal Department.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 8 hereof and their respective successors, and, except as expressly set forth in Section 5(h) hereof, no other person will have any right or obligation hereunder.

14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

15. Waiver of Tax Confidentiality. Notwithstanding anything herein to the contrary, purchasers of the Securities (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of any transaction contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to the purchasers of the Securities relating to such U.S. tax treatment and U.S tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

16. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

17. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

18. No Fiduciary Duty. Each of the Company hereby acknowledges that no Initial Purchaser is acting as principal and not as the agent or fiduciary of ACCO Finance, ACCO or any Guarantor and (b) their engagement of the Initial Purchasers in connection with the Offering is as independent contractors and not in any other capacity. Furthermore, each of the Company agrees that it is solely responsible for independently making its own judgments in connection with the Offering (irrespective of whether any Initial Purchaser has advised or is currently advising any of ACCO Finance, ACCO or any Guarantor or other matters).

19. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

“Citigroup” shall mean Citigroup Global Markets Inc.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commission” shall mean the Securities and Exchange Commission.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

“NASD” shall mean the National Association of Securities Dealers, Inc.

“PORTAL” shall mean the Private Offerings, Resales and Trading through Automated Linkages system of the NASD.

“Regulation D” shall mean Regulation D under the Act.

“Regulation S” shall mean Regulation S under the Act.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between ACCO Finance and the several Initial Purchasers.

Very truly yours,

ACCO FINANCE I, INC.

By:	/S/ NEAL V. FENWICK
	Name:	Neal V. Fenwick
	Title:	Vice President and Assistant Treasurer

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Citigroup Global Markets Inc.
Goldman, Sachs & Co.
ABN AMRO Incorporated
Harris Nesbitt Corp.
NatCity Investments, Inc.
Piper Jaffray & Co.
As Initial Purchasers

By:	Citigroup Global Markets Inc.

By:	/S/ BARBARA R. MATAS
	Name:	Barbara R. Matas
	Title:	Managing Director
For itself and the other Initial Purchasers.

By:	Goldman, Sachs & Co.

By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

For itself and the other Initial Purchasers.

SCHEDULE I

Initial Purchasers	Principal Amount of Securities to be Purchased
Citigroup Global Markets Inc.	$149,939,300
Goldman, Sachs & Co.	$114,660,700
ABN AMRO Incorporated	$66,150,000
Harris Nesbitt Corp.	$12,250,000
NatCity Investments, Inc	$3,500,000
Piper Jaffray & Co	$3,500,000
Total	$350,000,000

SCHEDULE II

Guarantors

ACCO Brands USA LLC, a Delaware limited liability company

Boone International, Inc., a California corporation

Day-Timers, Inc., a Delaware corporation

General Binding Corporation, a Delaware corporation

GBC International, Inc., a Nevada corporation

VeloBind, Inc., a Delaware corporation

ANNEX A

Significant Subsidiaries

Name of Subsidiary	Jurisdiction of Organization
ACCO Brands USA LLC	Delaware
ACCO Australia Pty. Limited	Australia
ACCO Canada Inc.	Ontario, Canada
ACCO Deutschland GmbH & Co. KG	Germany
ACCO Development, S.A. de C.V.	Mexico
ACCO Eastlight Limited	England
ACCO France S.A.S.	France
ACCO Italia S.p.A.	Italy
ACCO Mexicana S.A. de C.V.	Mexico
ACCO-Rexel Group Services Limited	England
ACCO-Rexel Limited	Republic of Ireland
ACCO UK Limited	England
Day-Timers, Inc.	Delaware

EXHIBIT A

Form of Opinion of Skadden, Arps, Slate, Meagher and Flom LLP

1. ACCO Finance I, Inc., a Delaware corporation (the “Company), is validly existing and in good standing under the laws of the State of Delaware.

2. Each of ACCO World Corporation, a Delaware corporation (the “Parent”), and each of ACCO Brands USA LLC, a Delaware limited liability company, Boone International, Inc., a California corporation, and Day-Timers, Inc., a Delaware corporation (each a “Subsidiary”), is validly existing and in good standing under the laws of the State of Delaware or the State of California, as applicable.

3. Each of the Company, the Parent and each Subsidiary has the status set forth in Schedule [            ] hereto set forth opposite the name of each of the jurisdictions listed in Schedule [            ] hereto opposite its name.

4. Each of the Company and the Parent has the corporate power and corporate authority to execute and deliver each of the Transaction Documents to which it is party and to consummate the transactions contemplated thereby.

5. The Purchase Agreement has been duly authorized, executed and delivered by the Company.

6. The Escrow Agreement has been duly authorized, executed and delivered by each of the Company and the Parent and constitutes a valid and binding agreement of the Company and the Parent, enforceable against the Company and the Parent in accordance with its terms.

7. The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

8. The Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

9. The Notes have been duly authorized and executed by the Company, and when issued and delivered by the Company against payment therefor in accordance with the terms of the Purchase Agreement, the Notes will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

10. The issuance of the 7 5/8% Senior Subordinated Notes due 2015, which are to be offered in exchange for the Notes (the “Exchange Notes”) pursuant to the terms of the Registration Rights Agreement has been duly authorized by the Company and, when the

Exchange Notes have been duly executed, authenticated, issued and delivered in exchange for the Notes in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer (as defined in Registration Rights Agreement), the Exchange Notes will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

11. The statements in the Offering Memorandum under the caption “Plan of Distribution,” insofar as such statements purport to summarize certain provisions of the Purchase Agreement, fairly summarize such provisions in all material respects.

12. The statements in the Offering Memorandum under the caption “Description of Notes,” insofar as such statements purport to summarize certain provisions of the Indenture and the Notes, fairly summarize such provisions in all material respects.

13. No Governmental Approval that has not been obtained or taken and is not in full force and effect is required to authorize or is required in connection with the Company’s or the Parent’s execution or delivery of each of the Transaction Documents to which it is party or the consummation by the Company or the Parent of the transactions contemplated thereby, other than the filing of a certificate of merger with the Secretary of State of the State of Delaware in connection with the Merger (as defined in the Purchase Agreement) and other than the filing of a certificate of ownership and merger with the Secretary of State of the State of Delaware to effect the Escrow Merger (as defined in the Purchase Agreement).

14. The execution and delivery by each of the Company and the Parent of each of Transaction Documents to which it is party, and the consummation by them of the transactions contemplated thereby, including, in the case of the Company, the issuance and sale of the Notes, will not (i) conflict with the Charter Documents or the Bylaws of the Parent or the Company; (ii) constitute a violation of, or a breach or default under, the terms of any Applicable Contract; or (iii) violate or conflict with, or result in any contravention of, any Applicable Law or any Applicable Order. We do not express any opinion, however, as to whether the execution, delivery or performance by the Company or the Parent of each of the Transaction Documents to which it is party will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Parent or any of its subsidiaries.

15. Each of the Company, the Parent and each Subsidiary is not and, solely after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Offering Memorandum, will not be an “investment company” as such term is defined in the Investment Company Act of 1940.

16. Assuming (i) the accuracy of the representations and warranties of the Company set forth in Section 1 of the Purchase Agreement, of the Parent and each of the Subsidiary Guarantors set forth in the Company Certificates and of the Initial Purchasers set forth in Section 4 of the Purchase Agreement, (ii) the due performance by the Company of the covenants and agreements set forth in Section 5 of the Purchase Agreement, (iii) the Initial Purchasers’ compliance with the offering and transfer procedures and restrictions described in the Offering Memorandum, (iv) the accuracy of the representations and warranties made in accordance with the Purchase Agreement and the Final Memorandum by purchasers to whom the Initial Purchasers initially resell the Notes and (v) that purchasers to whom the Initial Purchasers initially resell the Notes receive a copy of the Final Memorandum prior to confirmation of such sale, the offer, sale and delivery of the Notes to the Initial Purchasers and the initial resale of the Notes by the Initial Purchasers in the manner contemplated by the Purchase Agreement and the Offering Memorandum, do not require registration under the Securities Act of the Notes or guarantees of the Notes by the Subsidiary Guarantors as contemplated by the Purchase Agreement and the Final Memorandum, and the Indenture does not require qualification under the Trust Indenture Act of 1939, as amended, it being understood that we do not express any opinion as to any subsequent reoffer or resale of any Note.

* * * * *

In addition, we have participated in conferences with officers and other representatives of the Company, the Parent and General Binding Corporation, a Delaware corporation (“GBC”), internal and outside counsel for Fortune Brands, Inc., of which the Parent and the Company are subsidiaries, internal counsel for GBC, representatives of the independent accountants of the Parent and GBC and you and your counsel at which the contents of the Offering Memorandum and related matters were discussed. We do not pass upon, or assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Offering Memorandum and have made no independent check or verification thereof (except to the limited extent referred to in our tax opinion delivered in a separate letter to you, dated the date hereof, and in paragraphs 11 and 12 of our opinion to you, dated the date hereof).

On the basis of the foregoing, no facts have come to our attention that have caused us to believe that the Offering Memorandum, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except that in each case we do not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom). For purposes of the foregoing, we note that the Offering Memorandum has been prepared in the context of a Rule 144A transaction and not as part of a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and does not contain all of the information that would be required in a registration statement under the Securities Act.

* * * * *

Form of tax opinion:

Under current U.S. federal income tax law, the statements in the Offering Memorandum under the heading “CERTAIN MATERIAL U.S. FEDERAL TAX CONSEQUENCES” constitute, in all material respects, a fair and accurate summary of the U.S. federal income tax consequences that we anticipate to be material to holders who purchase the Notes pursuant to the Offering Memorandum, subject to the limitations and qualifications set forth therein.